UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2010

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

3020 Old Ranch Parkway, Suite 400 Seal Beach, California	90740
(Address of Principal Executive Offices)	Zip Code

(562) 493-2804

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                     Regulation FD Disclosure.

Statement about the Accounting Impact of our Series I Warrants, Acquisition of BAF Technologies, Inc. (“BAF”), and our Potential Acquisition of I.M.W. Industries Ltd. (“IMW”) in the Second Quarter of 2010.

Clean Energy Fuels Corp. (the “Company”) accounts for its Series I warrants as a derivative, which requires the Company to mark-to-market the Series I warrants at the end of each reporting period. The Company uses a Monte Carlo simulation model to value the Series I warrants, which requires the Company to make estimates regarding risk-free interest rates, the volatility of its stock price, and its anticipated dividend yield, among others.  During the second quarter of 2010, the Company anticipates that it will record a non-cash gain of approximately $16.6 million related to valuing the Series I warrants.  For more information about the accounting treatment of our Series I warrants, refer to notes 1(d) and 20 of our consolidated financial statements contained in our Form 10-K for the year ended December 31, 2009.

Additionally, accounting guidance for business combinations requires the Company to adjust certain liabilities in connection with any business combination for each reporting period, with a corresponding gain or loss reflected in the statement of operations, based on changes in the fair value of the obligation.  The Company anticipates recording a charge of approximately $0.2 million related to additional consideration that the Company may need to pay to the shareholders of BAF in connection with the Company’s acquisition of BAF on October 1, 2009.  The contingent consideration was valued at $3.4 million as of March 31, 2010.  BAF shareholders will be able to earn additional consideration if BAF achieves certain gross profit targets in fiscal years 2010 and 2011. The additional consideration will be determined as a percentage of gross profit based on a sliding scale that increases at certain gross profit levels, subject to achieving a minimum gross profit target and capped by a maximum additional payment amount. For 2010, the shareholders of BAF will receive between one and twenty-six percent of gross profit of BAF as additional consideration if BAF achieves $8 million or more in gross profit, up to a maximum of $11 million in additional consideration (which would be payable if BAF achieved approximately $42.3 million in gross profit in 2010). For 2011, the shareholders of BAF will receive between one and twenty-one percent of gross profit of BAF as additional consideration if BAF achieves $8.5 million or more in gross profit, up to a maximum of $11 million in additional consideration (which would be payable if BAF achieved approximately $52.4 million in gross profit in 2011).

The Company anticipates incurring approximately $400,000 to $500,000 of legal, accounting and other related charges in the second quarter of 2010 in connection with its potential acquisition of IMW.

Special Note Regarding Forward-Looking Statements

Certain statements in this current report on Form 8-K constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including the statements regarding the Company’s anticipated gain for the second quarter of 2010 related to the valuation of the Series I warrants, the anticipated charges related to the Company’s acquisition of BAF and its potential acquisition of IMW. Forward-looking statements are based upon current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in “Risk Factors” in Part I, Item 1A of our Form 10-K for the year ended December 31, 2009 and of our Form 10-Q for the quarter ended March 31, 2010.  These forward-looking statements speak only as of the date they were made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2010		Clean Energy Fuels Corp.

	By:	/s/ Richard R. Wheeler
Name: Richard R. Wheeler
Title: Chief Financial Officer